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                                                                    Exhibit 3.35

No. 00282244

                                STATE OF MISSOURI

                                ROY D. BLUNT, Secretary of State
                                CORPORATION
                                DIVISION

                          Certificate of Incorporation

WHEREAS, duplicate originals of Articles of Incorporation of

                      FORTY-FIFTEEN PAPIN REDEVELOPMENT
                      CORPORATION

have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The Urban Redevelopment Corporation Law:

NOW, THEREFORE, I, ROY D. BLUNT. Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare

                      FORTY-FIFTEEN PAPIN REDEVELOPMENT
                      CORPORATION

a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The Urban Redevelopment Corporation Law; that the address of its initial Registered Office in Missouri is One Mercantile Center, Suite 3400, St. Louis, 63101, that its period of existence is Ninety-Nine years; and that the amount of its Authorized Shares is 30,000 shares of Common @ $1.00 par value.

                                IN TESTIMONY WHEREOF, I hereunto set my hand and affix the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 7th day of November, 1985

                                               /s/ Roy D. Blunt
                                               --------------------------------
                                               Secretary of State

RECEIVED OF: FORTY-FIFTEEN PAPIN REDEVELOPMENT CORPORATION

Fifty-three and no/100 -----------------------------Dollars. $ 53.00

For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.


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                             ARTICLES OF ASSOCIATION

                                       OF

                  FORTY-FIFTEEN PAPIN REDEVELOPMENT CORPORATION

                The undersigned, being a natural person of the age of eighteen
 (18) years or more, for the purpose of organizing a corporation under The Urban Redevelopment Corporations Law of Missouri, does hereby adopt the following Articles of Association:

                                    ARTICLE I

                The name of the Corporation is Forty-Fifteen Papin Redevelopment Corporation (hereinafter, "Corporation").

                                   ARTICLE II

                The city in which its principal business office is to be located is the City of St. Louis. The address, including street and number, if any, of its initial registered office in the State of Missouri is One Mercantile Center, Suite 3400, St. Louis, Missouri 63101, and the name of its initial registered agent at such address is Vicki M. Barnell.

                                   ARTICLE III

                The aggregate number, class and par value of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares of common stock having a par value of One Dollar ($1.00) per share.


                                           FILED AND CERTIFICATE OF
                                           INCORPORATION

                                              ISSUED
                                              NOV 07, 1985

                                           Roy D. Blunt

                                           Corporation Dept., Secretary of State


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                                   ARTICLE IV

                No shareholder of the corporation shall have any preemptive or preferential right of subscription to or purchase of any shares of any class of the Corporation, whether now or hereafter authorized, or to any securities or obligations including, but without limitation to, those obligations convertible into any class of stock issued by the Corporation, and whether issued or sold for cash, property, services or otherwise. The acceptance of shares in the Corporation shall constitute a waiver of any such preemptive or preferential right that in the absence of this provision might otherwise be asserted by shareholders of the Corporation..

                                    ARTICLE V

                 The name and post office address of the subscriber to the Articles of Association is Vicki M. Barnell, c/o Thompson & Mitchell, One Mercantile Center, Suite 3400, St. Louis, Missouri 63101.

                                   ARTICLE VI

                 The number of Directors to constitute the Board of Directors of the Corporation shall be three (3).

                                   ARTICLE VII

                 The names and post office addresses of the directors of the Corporation for the first year are:

                      Name                      Post Office Address
                      ----                      -------------------

             Paul Mendelson                     3 Spoede Woods
                                                St. Louis, Missouri 63141


                                       2
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             Michael J. Barnell                 808 S. Brentwood - 2A
                                                St. Louis, Missouri 63105

             Vicki M. Barnell                   808 S. Brentwood - 2A
                                                St. Louis, Missouri 63105

                                  ARTICLE VIII

           The duration of the Corporation is ninety-nine (99) years.

                                   ARTICLE IX

              The Corporation isformed for the following purposes:

 to acquire, construct, maintain, and operate a redevelopment project or redevelopment projects in accordance with the provisions of The Urban Redevelopment Corporations Law of Missouri, Chapter 353 of the Missouri Revised Statutes-as amended; to clear, replan, reconstruct or rehabilitate blighted areas, and to construct such industrial, commercial, residential or public structures as may be appropriate, including provisions for recreational or other facilities incidental or appurtenant thereto; and, in general, to have and exercise all legal powers and purposes in accordance with The Urban Redevelopment Corporations Law of the State of Missouri.

                                    ARTICLE X

                 In the event that income debenture certificates are issued by the Corporation, the owners thereof shall have the same right to vote as they would have if possessed of certificates of stock of the amount and par value of the income debenture certificates held by them. Such income debentures may be retired by the Corporation as and when there shall be funds


                                       3
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 available in the treasury of the Corporation from the receipt of amortization or sinkingfunds in installments for that purpose. Interest shall not be paid by the Corporation upon such income debenture certificates in excess of nine percent per annual provided, however, that this limitation shall not apply to other debt of the Corporation.

                                   ARTICLE XI

                 The Corporation has been organized to serve a public purpose; all real estate acquired by it and all structures erected by it are to be acquired for the purpose of promoting the public health, safety and welfare, and the stockholders of the Corporation shall, when they subscribe to and receive the stock thereof, agree that the net earnings of the Corporation shall be limited to an amount not, to exceed eight percent per annum of the cost to the Corporation of the redevelopment project including the cost of the land, or the balances of such cost as reduced by amortization payments; provided that the net earnings derived from any redevelopment project shall in no event exceed a sum equal to eight percent per annum upon the entire cost thereof. Such net earnings shall be computed after deducting from gross earnings the following:

                  (a)     All costs and expenses of maintenance and operation;

                  (b) Amounts paid for taxes, assessments, insurance premiums and other similar charges;


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                 (c) An annual amount sufficient to amortize the cost of the entire project at the end of the period, which shall be not more than sixty years from the date of completion of the project.

                 A redevelopment plan of the Corporation may contain provisions satisfactory to the legislative authority authorizing such plan that any surplus earnings, in excess of the rate of net earnings provided herein may be held by the Corporation as a reserve for maintenance of such rate of return in the future and may be used by the Corporation to offset any deficiency in such rate of return which may have occurred in prior years; or may be used to accelerate the amortization payments; or for the enlargement of the project; or for reduction in rentals therein; provided that any excess of such surplus earnings remaining at the termination of the tax relief granted pursuant to
 Section 353.110 of the Missouri Revised Statutes shall be turned over by the Corporation to the city in which the redevelopment project is located.

                 Redevelopment corporations are recognized for the purpose of the clearance, replanning, reconstruction or rehabilitation of blighted areas, and the construction of such industrial, commercial, residential or public structures as may be appropriate, including provisions for recreational and other facilities incidental or appurtenant thereto.


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                                   ARTICLE XII

                The power to make, alter, amend or repeal the By-Laws of the Corporation shall be vested in the Board of Directors. The Board of Directors shall have and exercise such further powers as are provided it under present or future laws of the State of Missouri.

                                  ARTICLE XIII

                This Corporation shall, to the full extent permitted by law, indemnify all persons or classes of persons whom it may indemnify pursuant thereto.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand to these Articles of Association this 7th day, of November, 1985.

                                            /s/ Vicky M. Barnell
                                            ----------------------------
                                            Vicki M. Barnell, Subscriber



 STATE OF MISSOURI                     )
                                       ) SS
 CITY OF ST. LOUIS                     )

                  I, Doris Jung, a notary public, do hereby certify that on the 7th day of November, 1985, personally appeared before me Vicki M. Barnell, who, being by me first duly sworn, declared that she is the person who signed the foregoing document as subscriber, and that the statements and matters set forth therein are true.

  (SEAL)

                                            /s/ Doris Jung
                                            ------------------------------------
                                            Notary Public

                                            FILED, AND CERTIFICATE OF
                                            INCORPORATION
                                            ISSUED
                                            NOV 07 1985

                                            Roy D. Blunt
                                            Corporation Dept. Secretary of State


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                               STATE OF MISSOURI
                        ROY D. BLUNT. Secretary of State
                              CORPORATION DIVISION

                   Statement of Change of Registered Agent or
             Registered Office by Foreign or Domestic Corporations



                 FEE CHANGE $5.00                   INSTRUCTIONS

     There is a $3.00 fee for filing this statement. It must be filed in DUPLICATE.

     The statement should be sealed with the corporate seal. If it does not have a seal, it-rite "no seal" where the seal would otherwise appear.

     The registered office may be, but need not be. the same as the place of business of the corporation, but the registered office a nd the business address of the agent must be the same. The corporation cannot act as its own registered agent.

     Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State. These forms are available upon request from the Office of the Secretary of State.

     To: SECRETARY OF STATE
     P.O. Box 778                                 Charter No.      00282244
     Jefferson City, Missouri 65102

     The undersigned corporation, organized under the laws of the State of Missouri for the purpose of changing its Registered Agent/ Resident office, or both. in Missouri as provided by the provisions of "The General and Business Corporation Act of Missouri," represents that:

     1. The name of the corporation is Forty-Fifteen Papin Redevelopment Corporation

     2. The name of its PRESENT registered agent (before change) is Vicki M. Barnell

     3. The name of the new registered agent is Michael J. Barnell

     4. The address. including street number, if any. of its PRESENT registered office (before change) is one mercantile Center, Suite 3400, St. Louis, Missouri 63101

     5. Its registered office (including street number, if any change is to be made) is hereby CHANGED TO 4015 Papin Street, St. Louis, Missouri 63110

     6. The address of its registered office and the address of the business office of its registered agent as changed will be identical.

 Corp. 58 (1-851)                           (Over)


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     7. Such change was authorized by resolution duly adopted by the board of directors.

   IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its PRESIDENT or VICE-PRESIDENT, attested by its SECRETARY or ASSISTANT SECRETARY this 21 day of May, 1998.

                                            FORTY-FIFTEEN PAPIN

                                            REDEVELOPMENT CORPORATION

                                                Name of Corporation

      (Corporate Seal)                By          /s/  Paul Mendelson
                                        -------------------------------------
                                                       President
      If no seal. state "none".                        Paul Mendelson

      Attest:       /s/ Michael J. Barnell
             ---------------------------------
                    Secretary
                    Michael J. Barnell                 FILED MAY 26, 1987

                                                       Roy D. Blunt
                                                       SECRETARY OF STATE

 State of MISSOURI         )
 County of St. Louis.      )        SS

 I, Douglas Short, a Notary Public, do hereby certify that on the 21st day of May1987, personally appeared before me Paul Mendelson, who declares he is President of the corporation, executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                          /s/Douglas E. short
                                                          ----------------------
        (Notarial Seal)                                   Notary Public
                                                          My Commission expires
                                                          on January 29, 1999